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                                                                 Exhibit 10.24

                               TRI-PARTY AGREEMENT

           THIS AGREEMENT dated as of this 22nd day of February, 1998 is by and among BLOWOUT ENTERTAINMENT, INC., a Delaware corporation ("BlowOut"), RENTRAK CORPORATION, an Oregon corporation ("Rentrak"), and CULTURE CONVENIENCE CLUB CO., LTD., a Japanese corporation ("CCC").

                                    RECITALS

           A. Rentrak and CCC are both shareholders of BlowOut.

           B. BlowOut owes substantial amount of debt to Rentrak.

           C. BlowOut also owes substantial amount of debt to Coast Business Credit ("CBC") and Phoenix Leasing, Inc. ("Phoenix") and Rentrak guarantees to CBC and Phoenix the repayment of such BlowOut's debt.

           D. CCC is willing to provide certain loan ("CCC Loan") to BlowOut and Rentrak is willing to forgive BlowOut's debt to Rentrak under the terms and conditions of this Agreement.


                                   AGREEMENTS

           NOW THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Representation: Rentrak and BlowOut hereby represent as follows:

      (a) On April 1, 1996 (amended August 30, 1996), and August 11, 1997, respectively, BlowOut executed separate Promissory Notes for the benefit of Rentrak in the original principal amounts of $3,800,000 (amended to $2,800,000 on August 30, 1996) ("Note A") and $2,144,171.92 ("Note B"), respectively, copies of which Promissory Notes are attached hereto as Exhibits A and B (collectively, the "BlowOut Notes").

      (b) As of the date hereof, BlowOut owes Rentrak approximately $5,633,496.92 in principal and accrued interest in the aggregate under the BlowOut Notes.

      (c) In September 1996, Rentrak executed a Guarantee (the "CBC Guarantee") for the benefit of CBC pursuant to which Rentrak agreed to guarantee repayment of up to $5,000,000 of a loan made by CBC to BlowOut (the "CBC Loan") pursuant to that certain Loan and Security Agreement dated September 12, 1996 between CBC and BlowOut (the "CBC Agreement"). The CBC Guarantee was replaced in November 1996 with Rentrak's Unconditional Agreement to Repurchase (the "CBC Repurchase


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Agreement") all BlowOut's inventory of videotapes to satisfy the CBC Loan in the event BlowOut defaults on the CBC Loan.

      (d) In July 1996, Rentrak executed a Guarantee (the "Phoenix Guarantee") (the CBC Repurchase Agreement and the Phoenix Guarantee are herein collectively referred to as the "Guarantees") for the benefit of Phoenix pursuant to which Rentrak agreed to guarantee repayment of up to $2,000,000 of a loan made by Phoenix to BlowOut pursuant to that certain Senior Loan and Security Agreement dated July 23, 1996 between Phoenix and BlowOut (the Phoenix Agreement").

2. Release of Guarantees. If, and only if, CCC makes the CCC Loan, under Article 5 below, BlowOut shall continuously use its most reasonable efforts to obtain the release of Rentrak from all or any part of the Guarantees.

3. Deferment. Rentrak hereby agrees to defer payment of all interest and principal otherwise due and payable under the BlowOut Notes until December 31, 2004 (the "Deferment Period"), at which time such deferred payments of interest and principal shall become fully due and payable, subject to Section 4 hereof. The BlowOut Notes shall not accrue interest during the Deferment Period.

4. Forgiveness of Debt. Rentrak agrees as follows:

      (a) Forgiveness of Debt Under Note A:

             i. Upon the execution of this Agreement, Rentrak shall forgive repayment of twenty percent (20%) of the amount of principal and accrued interest on Note A as of the date of this Agreement; and,

             ii. Further, if BlowOut pays any of its debt under CBC Agreement or any of the liability of Rentrak under the CBC Repurchase Agreement is otherwise reduced, Rentrak shall forgive repayment of then remaining amount of principal and accrued interest on Note A multiplied by the ratio of the amount of the CBC Agreement so paid or so reduced against the aggregate amount of BlowOut's debt under the CBC Agreement immediately prior to such payment.

             It is hereby confirmed that if BlowOut has paid all the debt under CBC Agreement or the liability of Rentrak under the CBC Repurchase Agreement is otherwise eliminated, then all the amount of principal and accrued interest on Note A of BlowOut against Rentrak will be completely forgiven by Rentrak.

      (b) Forgiveness of Debt Under Note B:

             i. Upon the execution of this Agreement, Rentrak shall forgive repayment of the amount of principal and accrued interest on Note B multiplied by the ratio of the Two Million US Dollars (US$ 2,000,000) aggregate amount of BlowOut's debt under Phoenix Agreement as of the date of this Agreement against Two Million US Dollars (US$ 2,000,000);

             ii. Further, if BlowOut pays its any of debt under Phoenix Agreement or any of the liability of Rentrak under the Phoenix Guarantee is otherwise reduced, then Rentrak shall forgive repayment of then remaining amount of principal and accrued interest on Note B multiplied by the ratio of the amount of the Phoenix Agreement so



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paid or reduced against the aggregate amount of BlowOut's debt under the Phoenix
Agreement immediately prior to such payment.

             It is hereby confirmed that if BlowOut has paid all the debt under Phoenix Agreement or any of the liability of Rentrak under the Phoenix Guarantee is otherwise reduced, then all the amount of principal and accrued interest on Note B of BlowOut against Rentrak will be completely forgiven by Rentrak.

      (c) Any forgiveness of the BlowOut Notes pursuant to Section 3(a) or (b) above shall occur without further action on the part of either Rentrak or BlowOut upon delivery to Rentrak and BlowOut of written notice from either CBC or Phoenix of any full or partial release or permanent reduction of the CBC Agreement or the Phoenix Agreement, respectively, or of a copy of a guaranty accepted by CBC or Phoenix in replacement or substitution for the guaranty of Rentrak, in whole or in part. It is confirmed among the parties that at the time Rentrak shall be released from all of the CBC Repurchase Agreement and the Phoenix Guarantee in any manner whatsoever, all of the BlowOut's debt to Rentrak under the BlowOut Notes shall be completely and absolutely forgiven by Rentrak.

5. Amendment of National Account Agreement.

      Contemporaneously with the funding of the CCC Loan, BlowOut and Rentrak agree to enter into an Amendment to that certain First Addendum to Rentrak National Account Agreement dated March 15, 1996 to provide that for calendar year 1998 the Annual Purchase Requirement for BlowOut shall be seven percent (7%) of BlowOut's gross retail rental revenue, and that Rentrak shall give due and fair consideration to a comparable Annual Purchase Requirement for calendar year 1999. BlowOut understands that such and extension of the modified Annual Purchase Requirement shall be in the sole discretion of Rentrak.

6. Loan Commitment.

      (a) CCC hereby agrees to make the CCC Loan in an total amount of $1,500,000, upon and subject to the terms and conditions of the Convertible Promissory Note in the form attached hereto as Exhibit C. The CCC Loan shall be funded by CCC in three equal installments of US $500,000 each. The first installment shall be funded within thirty (30) days of the date hereof, the second installment shall be funded on or before June 30, 1988, and the third installment shall be funded on or before September 30, 1998. To fund the installments of the CCC Loan, CCC shall remit the full amount of the installment to BlowOut by wire transfer of same day funds to the account or accounts designated in writing to CCC by BlowOut. CCC's obligation to fund the second and third installments of the CCC Loan shall be subject to the absence of any Event of Default by BlowOut under the Convertible Promissory Note on the dates such installments are funded. In addition, CCC's obligation to fund the second and third installments of the CCC Loan shall be subject to the receipt by CCC of a written consent of Bill LeVine to the granting by BlowOut of the registration rights to CCC set forth in Section 6(c) hereof.

      (b) Concurrently with the execution of this Agreement, BlowOut shall determine the conversion price of said Convertible Promissory Note, which conversion price shall be the bid price of shares of BlowOut common stock reported on the



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NASDAQ Small Cap Market at the close of trading on the trading day first preceding the date of the execution of this Agreement (or, if the BlowOut common stock shall not be quoted on the NASDAQ Small Cap Market at the time of determination, at the average of the bid and ask prices of BlowOut common stock on the NASDAQ Bulletin Board at the close of trading on the trading day first preceding the date of the execution of this Agreement), and BlowOut shall date, execute and deliver said Convertible Promissory Note to CCC.

      (c) The parties agree that BlowOut shall grant to CCC substantially the same registration rights regarding the Common Stock issuable upon the conversion of the Convertible Promissory Note as have been previously provided to CCC. The parties agree that promptly after executing and delivering this Agreement they will negotiate and execute a separate registration rights agreement that will set forth such registration rights.

      (d) Rentrak and BlowOut agree to take any and all steps that shall be necessary to enable CCC to exercise the right to convert under Section 6(a) above under the terms and conditions of this Agreement and the Convertible Promissory Note.

7. Covenants Regarding CBC Loan

      (a) BlowOut hereby covenants and agrees that as long as the CBC Repurchase Agreement is in effect, BlowOut shall not cause the outstanding principal balance of the CBC Loan to exceed US$4,000,000 and that BlowOut shall not newly borrow any amount from CBC even within the above amount after the period of seven (7) years from the date of this Agreement.

      (b) Rentrak hereby confirms that except as otherwise provided in the CBC Repurchase Agreement, its obligations under the CBC Repurchase Agreement apply to the entire CBC Loan notwithstanding any termination or expiration of the agreement dated June 26, 1996, as amended, between Rentrak and BlowOut pursuant to which said CBC Repurchase Agreement was issued. Rentrak shall take no action to repudiate the CBC Repurchase Agreement in whole or in part. Upon reasonable request of BlowOut, Rentrak will confirm this covenant directly to CBC.

8. Representations of BlowOut.

      (a) Good Standing. BlowOut is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business in, and is in good standing under the laws of, the State of Oregon.

      (b) Corporate Authority. BlowOut has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by BlowOut has been duly authorized by all requisite corporate action on the part of BlowOut.



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      (c) Binding Effect. This Agreement has been duly executed and delivered by
BlowOut and constitutes the legal, valid and binding obligation of BlowOut, enforceable against BlowOut in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting enforcement of creditors' right generally and subject to general principles of equity.

      (d) No Conflict. Neither the execution and delivery of this Agreement by BlowOut nor the performance of its obligations hereunder will conflict with or result in a breach of any of the provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of BlowOut, as amended to date, or any agreement, mortgage, indenture, lease or other instrument relating to the business of BlowOut to which BlowOut is a party or by which it is bound, or result in the violation of any law to which BlowOut is subject.

9. Representations of Rentrak.

      (a) Good Standing. Rentrak is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon.

      (b) Corporate Authority. Rentrak has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Rentrak has been duly authorized by all requisite corporate action on the part of Rentrak.

      (c) Binding Effect. This Agreement has been duly executed and delivered by Rentrak and constitutes the legal, valid and binding obligation of Rentrak, enforceable against Rentrak in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting enforcement of creditors' right generally and subject to general principles of equity.

      (d) No Conflict. Neither the execution and delivery of this Agreement by Rentrak nor the performance of its obligations hereunder will conflict with or result in a breach of any of the provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of Rentrak, as amended to date, or any agreement, mortgage, indenture, lease or other instrument relating to the business of Rentrak to which Rentrak is a party of by which it is bound, or result in the violation of any law to which Rentrak is subject.

      (e) Information. Rentrak, in its capacity as supplier, guarantor and stockholder of BlowOut is sufficiently familiar with the business and financial condition and prospects of BlowOut to evaluate the benefits and detriments of the transactions provided for herein.

10. Representations of CCC



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      (a) Good Standing. CCC is a corporation duly organized, validly existing and in good standing under the laws of Japan.

      (b) Corporate Authority. CCC has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by CCC has been duly authorized by all requisite corporate action on the part of CCC.

      (c) Binding Effect. This Agreement has been duly executed and delivered by CCC and constitutes the legal, valid and binding obligation of CCC, enforceable against CCC in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting enforcement of creditors' right generally and subject to general principles of equity.

      (d) No Conflict. Neither the execution and delivery of this Agreement by CCC nor the performance of its obligations hereunder will conflict with or result in a breach of any of the provisions of, or constitute a default under, the corporate organizational documents and by-laws of CCC, as amended to date, or any agreement, mortgage, indenture, lease or other instrument relating to the business of CCC to which CCC is a party or by which it is bound, or result in the violation of any law to which CCC is subject.

      (e) Information. CCC, in its capacity as a major shareholder of BlowOut and having representation on the BlowOut board of directors, is sufficiently familiar with the business and financial conditions, prospects and management of BlowOut to evaluate the benefits and detriments of the transactions provided for herein. CCC has had access to all of the information it has requested of BlowOut.

11. Waiver. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions or the future, or of any subsequent breach thereof.

12. Notices. Any and all notices require or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered or, if mailed, on the third business day after it is deposited in the United States mails, certified or registered mail, postage prepaid and addressed as follows:

         To BlowOut:  BlowOut Entertainment, Inc.
                  7700 N.E. Ambassador Place
                  Second Floor
                  Portland, Oregon 97120
                  Attention: Steve Berns, President



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         To Rentrak:  Rentrak Corporation
                  7700 N.E. Ambassador Place
                  First Floor
                  Portland, Oregon 97120
                  Attention: Ron Berger, Chairman

         CCC:         Culture Convenience Club Co., Ltd.
                  Sumitomo-seimei OBP Plaza Building 16F
                  4-70, Shiromi 1-chome, Chuo-ku
                  Osaka Japan
                  Attention: Kazuaki Terao,
                  Chief Executive Officer & President

     Any party may change by notice the address to which notices to it are to be addressed.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon without regard to the principles of conflicts of laws thereof.

14. Amendments, Etc. The Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

15. Severability. Each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto.

16. Headings and Captions. Headings and paragraph captions used in this Agreement are intended for convenience of reference only and shall not affect the interpretation of this Agreement.

17. Execution in Counterparts. This Agreement may be executed in any number of counterparts, which taken together shall be deemed to constitute one original.

18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                          BLOWOUT ENTERTAINMENT, INC.

                          BY:   /s/ STEVE BERNS
                                ------------------------------
                          Title: PRESIDENT & CEO
                                ------------------------------

                          RENTRAK CORPORATION


                          By:   /s/ F. KIM COX
                                ------------------------------
                          Title: VICE PRESIDENT AND SECRETARY
                                ------------------------------

                          CULTURE CONVENIENCE CLUB CO.,LTD.


                          BY:   /s/YOSHINORI OGIDA
                                ------------------------------
                          Title: Director
                                ------------------------------


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